Putnam Classic Equity May 31, 2005 Semi annual Report


Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A For the period ended May 31, 2005, Putnam Management has assumed $6,935 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 6).

72DD1 (000s omitted)			Class A	7,064
					Class B	1,924
					Class C	  119

72DD2 (000s omitted)			Class M	  313
					Class R	    0
					Class Y	   76

73A1					Class A	0.135
					Class B	0.087
					Class C	0.085

73A2					Class M	0.104
					Class R	0.122
					Class Y	0.151

74U1	(000s omitted)			Class A	51,144
					Class B	16,911
					Class C	 1,289

74U2	(000s omitted)			Class M	 2,721
					Class R	     1
					Class Y	   460

74V1					Class A	12.70
					Class B	12.58
					Class C	12.67

74V2					Class M	12.64
					Class R	12.68
					Class Y	12.71